EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2010 Stock Option Plan of our report dated October 1, 2015 except for Note 9, as to which the date is December 29, 2015, relating to the financial statements of OncoCyte Corporation, which appears in the General Form for Registration of Securities on Amendment No. 2 to Form 10 of OncoCyte Corporation as filed with the Securities and Exchange Commission on December 29, 2015.

/s/ OUM & CO. LLP

San Francisco, California
January 7, 2016